EX-99.23(g)(19)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 31st day of December, 2007, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to include Kelly L. Crosser and Michael Piszczek; and

     WHEREAS, in order to reflect a change in Officers to add Kelly L. Crosser as Assistant Secretary, and Michael Piszczek as Vice President.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                           MELLON TRUST OF NEW ENGLAND, N.A.
JNL INVESTORS SERIES TRUST


By: __________________________________     By: _________________________________
Name:    Mark D. Nerud                     Name:    ____________________________
Title:   President                         Title:   ____________________________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                               SIGNATURE


Eric Bjornson                    ________________________________________


Kelly L. Crosser                 ________________________________________


Steven J. Fredricks              ________________________________________


Daniel W. Koors                  ________________________________________


Tracey McLaughlin                ________________________________________


Lynn Mouser                      ________________________________________


Mark D. Nerud                    ________________________________________


Michael Piszczek                 ________________________________________


Susan S. Rhee                    ________________________________________


William V. Simon                 ________________________________________



                                 JNL SERIES TRUST
                                 JNL INVESTORS SERIES TRUST



                                  By:________________________________________
                                  Name:  Susan S. Rhee,
                                  Secretary
                                  Dated: December 31, 2007

                                   APPENDIX B
                                 TRUST OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                  POSITION                     SIGNATURE


Mark D. Nerud         President, and               _____________________________
                      Chief Executive Officer

Daniel W. Koors       Vice President, Treasurer,   _____________________________
                      and Chief Financial Officer

Michael Piszczek      Vice President               _____________________________

William V. Simon      Vice President, and          _____________________________
                      Assistant Treasurer

Susan S. Rhee         Vice President, Secretary    _____________________________
                      and Counsel

Kelly L. Crosser      Assistant Secretary          _____________________________

Steven J. Fredricks   Chief Compliance Officer     _____________________________


                                                   JNL SERIES TRUST
                                                   JNL INVESTORS SERIES TRUST



                                                   By:__________________________
                                                   Name:  Susan S. Rhee,
                                                          Secretary
                                                   Dated: December 31, 2007